UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 9, 2023

BECTON, DICKINSON AND COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-4802	22-0760120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive Franklin Lakes, New Jersey	07417-1880
(Address of principal executive offices)	(Zip Code)

(201) 847-6800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $1.00	BDX	New York Stock Exchange
Depositary Shares, each representing a 1/20th interest in a share of 6.00% Mandatory Convertible Preferred Stock, Series B	BDXB	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
1.401% Notes due May 24, 2023	BDX23A	New York Stock Exchange
3.020% Notes due May 24, 2025	BDX25	New York Stock Exchange
0.632% Notes due June 4, 2023	BDX/23A	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange
1.213% Notes due February 12, 2036	BDX/36	New York Stock Exchange
0.000% Notes due August 13, 2023	BDX23B	New York Stock Exchange
0.034% Notes due August 13, 2025	BDX25A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act       ☐

Item 1.01.	Entry into a Material Definitive Agreement

U.S. Commercial Paper Program
On March 9, 2023, the Company entered into an omnibus amendment (the “Amendment”) with respect to its U.S. commercial paper program (the “U.S. CP Program,” and together with the ECP Program (as defined below), the “CP Program”).  The Amendment provides, among other things, (i) for specified procedures for effectuating future increases to the maximum amount available for issuance pursuant to the CP Program and (ii) that the maximum amount outstanding under the U.S. CP Program, when aggregated with the amount outstanding under the ECP Program, will not exceed the maximum amount then in effect.
In connection with the Amendment, the Company also increased the maximum amount available under the U.S. CP Program to $2,750,000,000.
A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference as though it were fully set forth herein.  The description above is a summary of the Amendment and is qualified in its entirety by the terms of the U.S. CP Program as set forth in the Amendment.
Multicurrency Euro Commercial Paper Program
On March 9, 2023, the Company entered into a dealer agreement, issue and paying agency agreement and deed of covenant pursuant to which it established a multicurrency euro commercial paper program (the “ECP Program”) for the issuance of commercial paper notes (“ECP Notes”) up to a maximum aggregate amount that, when aggregated with the amount outstanding under the U.S. CP Program, does not exceed $2,750,000,000 (or its equivalent in alternate currencies).  The ECP Notes will have maturities ranging from one day to 183 days and may be denominated in euro, U.S. dollars, Japanese yen, British pound sterling, Swiss franc, Canadian dollars or other currencies.  ECP Notes may be issued at par, a discount to par, or a premium to par and bear interest at a fixed or floating rate.  The Company intends to use the proceeds of the ECP Notes for working capital purposes and general corporate purposes, which may include acquisitions, share repurchases and repayments of debt.  The Company plans to use its revolving credit facility as a liquidity backstop for its borrowings under the ECP Program.
The agreements for the ECP Program contain customary representations, warranties, covenants and indemnification provisions.  The dealer agreement sets forth the terms under which one or more financial institutions appointed to act as a dealer thereunder will either purchase from the Company, or arrange for the sale by the Company of the ECP Notes pursuant to an exemption from registration under U.S. federal and state securities laws.  A copy of  the dealer agreement used for the ECP Program is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference as though it were fully set forth herein.  The description above is a summary of the ECP Program and is qualified in its entirety by the terms of the ECP Program set forth in the dealer agreement.
The dealers and their affiliates may have positions in, and may effect transactions in, the ECP Notes and other securities issued by the Company and may perform or seek to perform investment banking and other services for the Company.  In addition, an affiliate of a dealer may be a lender to the Company, and proceeds from the sale of the ECP Notes may be used to repay indebtedness owed to such lending affiliate.
The ECP Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or state securities laws, and the ECP Notes may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Omnibus Amendment, dated as of March 9, 2023, among Becton, Dickinson and Company and each of the financial institutions party thereto as dealer.*
10.2	Dealer Agreement, dated March 9, 2023, among Becton, Dickinson and Company and each of the financial institutions party thereto as dealer.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

	By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary
Date: March 10, 2023